Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Robert A. Milligan	Kristen Armstrong
Chief Financial Officer	Executive Assistant to the CEO
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.998.3478	480.998.3478
RobertMilligan@htareit.com	KristenArmstrong@htareit.com

Healthcare Trust of America, Inc. Provides Investment Update

SCOTTSDALE, ARIZONA, June 7, 2021 - Healthcare Trust of America, Inc. (NYSE:HTA or the “Company”) announced investment activities of over $617 million, including approximately $257 million of current investments and a development pipeline of approximately $360 million. HTA also announced that it had closed on its previously announced disposition of assets in non-core markets at a gross sales price of over $67 million.

“Now more than ever, our focus is on utilizing HTA’s unique capabilities and positioning to grow our portfolio and increase concentration in our key markets,” stated Chairman, President, and CEO Scott D. Peters. “We are the leading owner and operator of medical office, with extensive knowledge, capabilities and relationships within our markets. As healthcare real estate has increased in prominence, we are using our position to find, create, and execute on opportunities that should drive strong returns, while also delivering value to healthcare providers that are poised to grow and expand as our country re-opens.”

2021 Investment Activity
Through May 2021, HTA has closed or entered into exclusive negotiations on approximately $257 million of investments. This includes closing on approximately $67 million of investments totaling over 157,000 SF of GLA. In addition, HTA is under exclusive arrangements on approximately $190 million of investments totaling approximately 469,000 SF of GLA, all located in HTA’s key markets. The announced investments include HTA’s $50 million commitment to provide mezzanine debt in connection with the development of the Texas A&M Innovation Plaza, of which $15 million has already been invested. These investments are expected to close by Q3 2021, subject to customary documentation and closing conditions.

Additionally, HTA closed on the previously announced disposition of its 13 property portfolio located in Tennessee and Virginia at a gross sales price of $67.5 million. This continues our strategy of utilizing the competitive market for medical office assets to sell non-core assets to fund investments that better fit HTA’s long-term strategy and drive shareholder returns.

Texas A&M Innovation Plaza
HTA has negotiated a strategic partnership with Medistar Corporation to finance and co-develop the Texas A&M Innovation Plaza, a five-acre mixed-use project located at the Texas Medical Center, the largest medical center in the world. The project includes a medical office and life sciences tower, a medical student housing structure and a parking garage. This project represents Texas A&M’s first-ever campus in the Texas Medical Center as well as Texas A&M’s largest Public-Private-Partnership (P3) in its history located outside of College Station. As part of this project, HTA will commit $50 million of mezzanine debt to fund the construction of the 19-story, purpose-built student housing structure and parking garage. In addition, HTA has negotiated to be the exclusive equity partner and co-developer of the $215 million Horizon Tower, a 485,000 square foot medical office and life sciences tower that is expected to commence construction in 2022.

More details on this project can be found at www.horizontowertmc.com.

Development Update
Additionally, HTA has three new MOB developments in the pre-leasing phase totaling approximately 338,000 square feet in various stages of pre-leasing, and will be developed at anticipated costs of more than $140 million. These projects are expected to be over 70% pre-leased by the time of construction, some of which are expected to commence in late 2021. These developments include projects in HTA’s existing key markets in North Carolina and Texas. The projects will be developed on land that is owned by HTA, or through joint ventures with local developers.

Including the Innovation Plaza, HTA’s development pipeline now consists of projects totaling approximately $360 million and over 800,000 square feet of space, with expected yields that are considerably above the current acquisition market.

About HTA
Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings in the United States, comprising approximately 25.6 million square feet of GLA, with $7.5 billion invested primarily in medical office buildings as of March 31, 2021. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level.

Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn and Twitter.

Forward-Looking Language
This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.
The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:
•the Company's ability to effectively deploy proceeds of offerings of securities;
•changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;
•competition for acquisition and development of medical office buildings and other facilities that serve the healthcare industry;
•the Company's ability to acquire or develop real properties, and to successfully operate those properties once acquired or developed;
•pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic;
•economic fluctuations in certain states in which the Company's investments are geographically concentrated;
•financial stability and solvency of the Company's tenants, including the ability and willingness of the Company's tenants or borrowers to satisfy obligations under their respective contractual arrangements with the Company and the potential inability of the Company to enforce its rights under its leases during the pendency of any pandemic;
•the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases or the Company's ability to reposition its properties on the same or better terms in the event of a nonrenewal or in the event the Company exercises its right to replace an existing tenant;
•fluctuations in reimbursements from third party payors such as Medicare and Medicaid;
•supply and demand for operating properties in the market areas in which the Company operates;
•changes in operating expenses of the Company's properties including, but not limited to, expenditures for property taxes, property and liability insurance premiums, and utility rates;
•the Company's ability and the ability of its tenants to obtain and maintain adequate property, liability and other insurance from reputable, financial stable providers;
•restrictive covenants on certain of the Company's properties subject to ground leases that may restrict or limit the uses of its properties and the types of tenants the Company is able to lease to, and the Company's ability to attract new tenants;
•the impact from damage to the Company's properties from, or increased operating costs associated with, catastrophic weather and other natural events and the physical effect of climate change;
•retention of the Company's senior management team and its ability to attract and retain qualified key personnel;
•legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts ("REITs") and changes to laws governing the healthcare industry;
•changes in interest rates, including changes as a result of the phasing out of the London Inter-bank Offered Rate ("LIBOR") effective June 30, 2023;
•the availability of capital and financing;
•restrictive covenants in the Company's credit facilities;
•changes in the Company's credit ratings;
•HTA's ability to remain qualified as a REIT;
•changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs; and
•the risk factors set forth in HTA’s most recent Annual Report on Form 10-K and in HTA’s most recent Quarterly Reports on Form 10-Q.
Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.